UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 6, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
American Electric Power Company, Inc.	6.125% Corporate Units	AEPPL	The NASDAQ Stock Market LLC
American Electric Power Company, Inc.	6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 8.01.Other Events

On January 6, 2022, American Electric Power Company, Inc. (the “Company”) completed the remarketing (the “Remarketing”) of $805,000,000 aggregate principal amount of its 3.40% Junior Subordinated Debentures due 2024 (the “2024 Debentures”), originally issued as components of its Equity Units, initially consisting of Corporate Units (the “Corporate Units”) in March 2019. The Remarketing of the 2024 Debentures was registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on November 6, 2020 (File No. 333-249918). The 2024 Debentures were remarketed into $805,000,000 aggregate principal amount of 2.031% Junior Subordinated Notes due 2024 (the “Remarketed Debentures”).

In connection with the Remarketing, the Company entered into the Remarketing Agreement, dated as of December 6, 2021 (the “Remarketing Agreement”), by and among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC., as the remarketing agents, a form of which is included as Exhibit P to the Purchase Contract and Pledge Agreement, dated as of March 19, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and attorney-in-fact of the holders of the purchase contracts, collateral agent, custodial agent and securities intermediary, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 19, 2019. In connection with the Remarketing and pursuant to Supplemental Indenture No. 4 referenced below, the interest rate on the 2024 Debentures was reset to 2.031% per annum.

The 2024 Debentures were issued under the Junior Subordinated Indenture, dated as of March 1, 2008 (the “Base Indenture”), as supplemented and amended by the Supplemental Indenture No. 1 thereto, dated as of March 19, 2019 (the “Supplemental Indenture No. 1”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In connection with the Remarketing and the issuance and sale of the Remarketed Debentures, the Company entered into the Supplemental Indenture No. 4, dated as of January 6, 2022 (the “Supplemental Indenture No. 4”), to the Base Indenture with the Trustee. Pursuant to the Supplemental Indenture No. 4, certain of the terms of the 2024 Debentures were modified. Among other things, the 2024 Debentures were redesignated as the 2.031% Junior Subordinated Notes due 2024 and interest will be payable on March 15 and September 15 of each year, until maturity. The Remarketed Debentures mature on March 15, 2024.

The Company conducted the Remarketing on behalf of the holders of Corporate Units and did not directly receive any proceeds therefrom. The proceeds were used to purchase a portfolio of treasury securities maturing on March 10, 2022. The Company expects that a portion of the funds generated upon maturity of the portfolio will be used to settle with the Company on March 15, 2022 the purchase contracts issued as part of the Corporate Units.

The foregoing summary description of the Supplemental Indenture No. 4 and the Remarketed Debentures is not complete and is qualified in its entirety by reference to the Supplemental Indenture No. 4 and the form of the Remarketed Debentures, which are attached as Exhibits 4(a) and 4(b) to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

4(a)	Supplemental Indenture No. 4 between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee, dated January 6, 2022, establishing the terms of the Remarketed Debentures.

4(b)	Form of the Remarketed Debentures (included in Exhibit 4(a) hereto).

5(a)	Opinion of David C. House regarding the legality of the Remarketed Debentures.

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

January 6, 2022